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                                                                    EXHIBIT 99








                     FDX CORP. ANNOUNCES STOCK REPURCHASE PROGRAM


MEMPHIS, Tenn., Sept. 27, 1999 ... FDX Corp. (NYSE : FDX) today announced that its Board of Directors has authorized the repurchase of up to 15 million shares of the company's common stock.

"The authorization of this repurchase program reflects our confidence in the long-term growth and profitability potential of FDX Corporation," said Chairman, President and Chief Executive Officer Frederick W. Smith. "Our mission at FDX is to produce superior financial returns for our shareowners, and we believe FDX shares represent an outstanding investment opportunity at current prices."

The company said purchases may be made in the open market and in negotiated or block transactions. FDX currently has 298 million shares outstanding.

FDX Corp., a $17 billion holding company, provides comprehensive transportation, logistics, e-commerce and supply chain management solutions. FDX Corp. operating subsidiaries are Federal Express Corp., the world's largest express transportation company; RPS Inc., North America's second largest business-to-business ground small-package carrier; Roberts Express Inc., a critical-shipment carrier; Viking Freight Inc., a less-than-truckload carrier operating principally in the western U.S.; and FDX Logistics Inc., a contract logistics provider.